As filed with the Securities and Exchange Commission on October 13, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PepsiCo, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina		13-1584302
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
700 Anderson Hill Road Purchase, New York 10577 (914) 253-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Maura Abeln Smith Executive Vice President, Government Affairs, General Counsel and Corporate Secretary PepsiCo, Inc. 700 Anderson Hill Road Purchase, New York 10577 (914) 253-2000 Fax: (914) 253-3051
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Joseph A. Hall Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000 Fax: (212) 450-4800

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common stock, par value 1-2/3 cents per share
Debt securities
Warrants
Units
(1)
An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices.  In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

PepsiCo, Inc.
COMMON STOCK
DEBT SECURITIES
WARRANTS
UNITS

We may offer from time to time common stock, debt securities, warrants or units. Specific terms of these securities will be provided in supplements to this prospectus.  You should read this prospectus and any supplement carefully before you invest.

Investing in these securities involves certain risks.  See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” included in our annual report on Form 10-K for the fiscal year ended December 25, 2010 and in our quarterly reports on Form 10-Q for the 12 weeks ended March 19, 2011, the 12 and 24 weeks ended June 11, 2011 and the 12 and 36 weeks ended September 3, 2011 and the information under “Our Business Risks” in Item 7 in Exhibit 99.1 to our current report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 13, 2011.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

As used in this prospectus, unless otherwise specified or where it is clear from the context that the term only means issuer, the terms “PepsiCo,” the “Company,” “we,” “us,” and “our” refer to PepsiCo, Inc. and its consolidated subsidiaries.

THE COMPANY

Our principal executive offices are located at 700 Anderson Hill Road, Purchase, New York 10577 and our telephone number is (914) 253-2000. We maintain a website at www.pepsico.com where general information about us is available. We are not incorporating the contents of the website into this prospectus or any accompanying prospectus supplement.

We are a leading global food, snack and beverage company.  Our brands – which include Quaker Oats, Tropicana, Gatorade, Lay’s and Pepsi – are household names that stand for quality throughout the world.  As a global company, we also have strong regional brands such as Walkers, Gamesa and Sabritas.  Either independently or through contract manufacturers, we make, market and sell a variety of convenient and enjoyable foods and beverages in over 200 countries.  Our portfolio includes oat, rice and grain-based foods, as well as carbonated and non-carbonated beverages.  Our largest operations are in North America (United States and Canada), Mexico, Russia and the United Kingdom.

Our Divisions

We are organized into four business units, as follows:

1.	PepsiCo Americas Foods, which includes Frito-Lay North America (FLNA), Quaker Foods North America (QFNA) and all of our Latin American food and snack businesses (LAF);

2.	PepsiCo Americas Beverages (PAB), which includes PepsiCo Beverages Americas and Pepsi Beverages Company;

3.	PepsiCo Europe, which includes all beverage, food and snack businesses in Europe; and

4.	PepsiCo Asia, Middle East and Africa (AMEA), which includes all beverage, food and snack businesses in AMEA.

Our four business units are comprised of six reportable segments (referred to as divisions), as follows:

•	FLNA,

•	QFNA,

•	LAF,

•	PAB,

•	Europe, and

•	AMEA.

Frito-Lay North America

Either independently or through contract manufacturers, FLNA makes, markets, sells and distributes branded snack foods.  These foods include Lay’s potato chips, Doritos tortilla chips, Cheetos cheese flavored snacks, Tostitos tortilla chips, branded dips, Ruffles potato chips, Fritos corn chips and SunChips multigrain snacks.  FLNA branded products are sold to independent distributors and retailers.  In addition, FLNA’s joint venture with Strauss Group makes, markets, sells and distributes Sabra refrigerated dips and spreads.

Quaker Foods North America

Either independently or through contract manufacturers, QFNA makes, markets and sells cereals, rice, pasta and other branded products.  QFNA’s products include Quaker oatmeal, Aunt Jemima mixes and syrups, Quaker Chewy granola bars, Cap’n Crunch cereal, Quaker grits, Life cereal, Rice-A-Roni, Quaker rice cakes, Pasta Roni and Near East side dishes.  These branded products are sold to independent distributors and retailers.

Latin America Foods

Either independently or through contract manufacturers, LAF makes, markets and sells a number of snack food brands including Doritos, Marias Gamesa, Cheetos, Ruffles, Emperador, Saladitas, Sabritas and Lay’s, as well as many Quaker-brand cereals and snacks.  These branded products are sold to independent distributors and retailers.

PepsiCo Americas Beverages

Either independently or through contract manufacturers, PAB makes, markets, sells and distributes beverage concentrates, fountain syrups and finished goods, under various beverage brands including Pepsi, Mountain Dew, Gatorade, 7UP (outside the U.S.), Tropicana Pure Premium, Electropura, Sierra Mist, Epura and Mirinda.  PAB also, either independently or through contract manufacturers, makes, markets and sells ready-to-drink tea, coffee and water products through joint ventures with Unilever (under the Lipton brand name) and Starbucks.  In addition, PAB licenses the Aquafina water brand to its independent bottlers and markets this brand.  Furthermore, PAB manufactures and distributes certain brands licensed from Dr Pepper Snapple Group, Inc., including Dr Pepper and Crush.  PAB sells concentrate and finished goods for some of these brands to authorized bottlers, and some of these branded finished goods are sold directly by us to independent distributors and retailers.  The bottlers sell our brands as finished goods to independent distributors and retailers.

Europe

Either independently or through contract manufacturers, Europe makes, markets and sells a number of leading snack foods including Lay’s, Walkers, Doritos, Cheetos and Ruffles, as well as many Quaker-brand cereals and snacks, through consolidated businesses as well as through noncontrolled affiliates.  Europe also, either independently or through contract manufacturers, makes, markets and sells beverage concentrates, fountain syrups and finished goods under various beverage brands including Pepsi, 7UP and Tropicana.  These branded products are sold to authorized bottlers, independent distributors and retailers.  In certain markets, however, Europe operates its own bottling plants and distribution facilities.  In addition, Europe licenses the Aquafina water brand to certain of its authorized bottlers.  Europe also, either independently or through contract manufacturers, makes, markets and sells ready-to-drink tea products through an international joint venture with Unilever (under the Lipton brand name).

Asia, Middle East & Africa

AMEA makes, markets and sells a number of leading snack food brands including Lay’s, Chipsy, Kurkure, Doritos, Cheetos and Smith’s, through consolidated businesses as well as through noncontrolled affiliates.  Further, either independently or through contract manufacturers, AMEA makes, markets and sells many Quaker-brand cereals and snacks.  AMEA also makes, markets and sells beverage concentrates, fountain syrups and finished goods, under various beverage brands including Pepsi, Mirinda, 7UP and Mountain Dew.  These branded products are sold to authorized bottlers, independent distributors and retailers.  However, in certain markets, AMEA operates its own bottling plants and distribution facilities.  In addition, AMEA licenses the Aquafina water brand to certain of its authorized bottlers.  AMEA also, either independently or through contract manufacturers, makes, markets and sells ready-to-drink tea products through an international joint venture with Unilever (under the Lipton brand name).

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to documents that we file with the SEC.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede the information contained in this prospectus or incorporated by reference into this prospectus.  We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we sell all of the securities covered by our registration statement, of which this prospectus forms a part:

(a)	Annual Report of PepsiCo, Inc. on Form 10-K for the fiscal year ended December 25, 2010;

(b)	Definitive proxy statement of PepsiCo, Inc. on Schedule 14A filed with the SEC on March 25, 2011;

(c)
Quarterly reports of PepsiCo, Inc. on Form 10-Q for the twelve weeks ended March 19, 2011, the twelve and twenty-four weeks ended June 11, 2011 and the twelve and thirty-six weeks ended September 3, 2011; and

(d)
Current reports of PepsiCo, Inc. on Form 8-K filed with the SEC on January 27, 2011; February 4, 2011; March 16, 2011; March 18, 2011; March 31, 2011; May 6, 2011; May 9, 2011; May 18, 2011; June 15, 2011; July 20, 2011; August 10, 2011; August 25, 2011; September 14, 2011 (solely with respect to Item 5.02); and September 28, 2011.

Our Current Report on Form 8-K filed with the SEC on March 31, 2011 provides revised historical segment information on a basis consistent with our current segment reporting structure, as described above under “The Company.”  As a result of the change in reporting structure, the segment discussions within Part I, “Item 1. Business”; Part II, “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and footnotes 1, 3 and 4 to our consolidated financial statements, in each case included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2010, have been revised and are included in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on March 31, 2011.

You may request a copy of these filings at no cost, by writing or telephoning the office of Manager, Shareholder Relations, PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York 10577, (914) 253-3055, investor@pepsico.com.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology.  These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business.  These statements are only predictions based on our current expectations and projections about future events.  There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2010 and in our quarterly reports on Form 10-Q for the 12 weeks ended March 19, 2011, the 12 and 24 weeks ended June 11, 2011, and the 12 and 36 weeks ended September 3, 2011, and under the caption entitled “Our Business Risks” in Item 7 in Exhibit 99.1 to our current report on Form 8-K filed with the SEC on March 31, 2011.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements.  Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements.  We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.  “Fixed charges” consist of interest expense, capitalized interest, amortization of debt discount, and the interest portion of net rent expense which is deemed to be representative of the interest factor.  The ratio of earnings to fixed charges is calculated as income from continuing operations, before provision for income taxes and cumulative effect of accounting changes, where applicable, less net unconsolidated affiliates’ interests, plus fixed charges (excluding capitalized interest), plus amortization of capitalized interest, with the sum divided by fixed charges.

36 Weeks Ended September 3, 2011	Year Ended
	December 25, 2010	December 26, 2009	December 27, 2008	December 29, 2007	December 30, 2006
10.40	8.65	15.48	15.82	22.01	19.99

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Amended and Restated Articles of Incorporation (“Articles of Incorporation”), our By-Laws, as amended effective July 14, 2011 (“By-Laws”) and applicable provisions of law. We have summarized certain portions of the Articles of Incorporation and By-Laws below. The summary is not complete. The Articles of Incorporation and By-Laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Articles of Incorporation and By-Laws for the provisions that are important to you.

Authorized Capital Stock

Our Articles of Incorporation authorizes us to issue 3,600,000,000 shares of common stock, par value one and two-thirds cents (1-2/3 cents) per share and 3,000,000 shares of convertible preferred stock, no par value per share.

Common Stock

Common Stock Outstanding.  As of September 3, 2011 there were 1,568,177,924 shares of common stock outstanding which were held of record by 162,276 shareholders.

Voting Rights.  Each holder of a share of PepsiCo common stock is entitled to one vote for each share held of record on the applicable record date on each matter submitted to a vote of shareholders.

Dividend Rights.  Holders of PepsiCo common stock are entitled to receive dividends as may be declared from time to time by PepsiCo’s Board of Directors out of funds legally available therefor.

Rights Upon Liquidation.  Holders of PepsiCo common stock are entitled to share pro rata, upon any liquidation, dissolution or winding up of PepsiCo, in all remaining assets available for distribution to shareholders after payment or providing for PepsiCo’s liabilities and the liquidation preference of any outstanding PepsiCo convertible preferred stock.

Preemptive Rights.  Holders of PepsiCo common stock do not have the right to subscribe for, purchase or receive new or additional capital stock or other securities.

Convertible Preferred Stock

As of September 3, 2011 there were 212,153 shares of convertible preferred stock outstanding, which were held of record by 1,715 shareholders. The convertible preferred stock was issued in connection with our merger with the Quaker Oats Company, to Fidelity Trust Management Co., as trustee of the Quaker 401(k) plans for hourly and salaried employees, which subsequently merged into the PepsiCo 401(k) Plan for Salaried Employees and the PepsiCo 401(k) Plan for Hourly Employees, now known as the PepsiCo Savings Plan. These shares are held in the employee stock option plan portion of these plans, which we refer to as the PepsiCo ESOP.  If the shares of convertible preferred stock are transferred to any person other than a successor trustee, the shares of convertible preferred stock will automatically convert into shares of common stock.

Dividends. Subject to the rights of the holders of any capital stock ranking senior to convertible preferred stock, holders of convertible preferred stock will receive cumulative cash dividends when, as and if declared by our Board of Directors. Dividends of $5.46 per share per year accrue on a daily basis, payable quarterly in arrears on the fifteenth of January, April, July and October of each year to holders of record at the start of business on that dividend payment date.

So long as any shares of convertible preferred stock are outstanding, no dividend may be declared, paid or set apart on any other series of stock of the same rank, unless all accrued dividends on the convertible preferred stock are paid. Generally, if full cumulative dividends on the convertible preferred stock have not been paid, we will not pay any dividends or make any other distributions on any other class of stock or series of our capital stock ranking junior to the convertible preferred stock until full cumulative dividends on the convertible preferred stock have been paid.

Ranking. The convertible preferred stock ranks ahead of our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up.

Voting Rights. Holders of convertible preferred stock will be entitled to vote as one voting group with the holders of common stock on all matters submitted to a vote of the shareholders. The holder of each share of convertible preferred stock will be entitled to a number of votes equal to the number of shares of common stock into which each share of convertible preferred stock could be converted on the relevant record date, rounded to the nearest one-tenth of a vote. Whenever the conversion price is adjusted for dilution, the voting rights of the convertible preferred stock will be similarly adjusted.

Except as otherwise required by law, holders of the convertible preferred stock will not have any special voting rights and their consent will not be required, except to the extent that they are entitled to vote with the holders of the common stock, for the taking of any corporate action. The approval of at least two-thirds of the outstanding shares of the convertible preferred stock, voting separately as one voting group, will be required if an alteration, amendment or repeal of any provision of our Articles of Incorporation would adversely affect their powers, preferences or special rights.

Rights upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of PepsiCo, the holders of convertible preferred stock will be entitled to receive, before any distribution is made to the holders of common stock or any other series of stock ranking junior to the convertible preferred stock, a liquidation preference in the amount of $78.00 per share, plus accrued and unpaid dividends. If the amounts payable with respect to convertible preferred stock and any other stock of the same rank are not paid in full, the holders of convertible preferred stock and any stock of equal rank will share pro rata in any distribution of assets. After payment of the full amount to which they are entitled, the holders of shares of convertible preferred stock will not be entitled to any further right or claim to any of our remaining assets.

Mandatory Redemption by PepsiCo. We must redeem the convertible preferred stock upon termination of the PepsiCo ESOP in accordance with the PepsiCo ESOP’s terms. We will redeem all then outstanding shares of convertible preferred stock for a per share amount equal to the greater of $78.00 plus accrued and unpaid dividends or the fair market value of the convertible preferred stock. We, at our option, may make payment in cash or in shares of our common stock or in a combination of shares and cash.

Optional Redemption by the Holders. Holders of the convertible preferred stock may elect to redeem their shares if we enter into any consolidation or merger or similar business combination in which we exchange our common stock for property other than employer securities or qualifying employer securities. Upon notice from us of the agreement and the material terms of the transaction, each holder of convertible preferred stock will have the right to elect, by written notice to us, to receive a cash payment upon consummation of the transaction equal to the greater of the fair market value of the shares of convertible preferred stock to be so redeemed or $78.00 per share plus accrued and unpaid dividends. Additionally, holders of convertible preferred stock may redeem their shares under other limited circumstances more fully described in the Articles of Incorporation.

Conversion. On or prior to any date fixed for redemption, a holder of convertible preferred stock may elect to convert any or all of his or her shares into shares of common stock at a conversion ratio (which is subject to adjustment for a number of dilutive events) more fully described in the Articles of Incorporation.

Preemptive Rights. Holders of the convertible preferred stock do not have the right to subscribe for, purchase or receive new or additional capital stock or other securities.

Transfer Agent and Registrar

The Bank of New York Mellon is the transfer agent and registrar for PepsiCo common stock.

Stock Exchange Listing

The New York Stock Exchange is the principal market for PepsiCo’s common stock, which is also listed on the Chicago and Swiss stock exchanges.

Certain Provisions of PepsiCo’s Articles of Incorporation and By-Laws; Director Indemnification Agreements

Advance Notice of Proposals and Nominations. Our By-Laws provide that shareholders must provide timely written notice to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders. Notice for an annual meeting is timely if it is received at our principal office not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed more than 60 days from this anniversary date, such notice by the shareholder must be delivered not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting was first made. The By-Laws also specify the form and content of a shareholder’s notice. These provisions may prevent shareholders from bringing matters before an annual meeting of shareholders or from nominating candidates for election as directors at an annual meeting of shareholders.

Limits on Special Meetings. A special meeting of the shareholders may be called by our corporate secretary upon written request of one or more shareholders holding shares of record representing at least twenty percent in the aggregate of our outstanding common stock entitled to vote at such meeting. Any such special meeting called at the request of our shareholders will be held at such date, time and place as may be fixed by our Board, provided that the date of such special meeting may not be more than 90 days from the receipt of such request by the corporate secretary. The By-Laws specify the form and content of a shareholder’s request for a special meeting.

Indemnification of Directors, Officers and Employees. Our By-Laws provide that unless the Board determines otherwise, we shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding (including appeals), whether civil, criminal, administrative, investigative or arbitrative, by reason of the fact that such person, such person’s testator or intestate, is or was one of our directors, officers or employees, or is or was serving at our request as a director, officer or employee of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Pursuant to our By-Laws this indemnification may, at the Board’s discretion, also include advancement of expenses related to such action, suit or proceeding.

In addition, we have entered into indemnification agreements with each of our directors, pursuant to which we have agreed to indemnify and hold harmless, to the full extent permitted by law, each director against any and all liabilities and assessments (including attorneys’ fees and other costs, expenses and obligations) arising out of or related to any threatened, pending or completed action, suit, proceeding, inquiry or investigation, whether civil, criminal, administrative, or other, including, but not limited to, judgments, fines, penalties and amounts paid in settlement (whether with or without court approval), and any interest, assessments, excise taxes or other charges paid or payable in connection with or in respect of any of the foregoing, incurred by the director and arising out of his status as a director or member of a committee of our Board, or by reason of anything done or not done by the director in such capacities. After receipt of an appropriate request by a director, we will also advance all expenses, costs and other obligations (including attorneys’ fees) arising out of or related to such matters. We will not be liable for payment of any liability or expense incurred by a director on account of acts which, at the time taken, were known or believed by such director to be clearly in conflict with our best interests.

Certain Anti-Takeover Effects of North Carolina Law

The North Carolina Shareholder Protection Act generally requires the affirmative vote of 95% of a public corporation’s voting shares to approve a “business combination” with any entity that a majority of continuing directors determines beneficially owns, directly or indirectly, more than 20% of the voting shares of the corporation (or ever owned, directly or indirectly, more than 20% and is still an “affiliate” of the corporation) unless the fair price provisions and the procedural provisions of the Act are satisfied.

“Business combination” is defined by the Act as (i) any merger, consolidation or conversion of a corporation with or into any other entity, or (ii) any sale or lease of all or any substantial part of the corporation’s assets to any other entity, or (iii) any payment, sale or lease to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets having an aggregate fair market value equal to or greater than $5,000,000 of any other entity.

The Act contains provisions that allowed a corporation to “opt out” of the applicability of the Act’s voting provisions within specified time periods that generally have expired. The Act applies to PepsiCo since we did not opt out within these time periods.

This statute could discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in our equity securities or seeking to obtain control of us. It also might limit the price that certain investors might be willing to pay in the future for our shares of common stock and may have the effect of delaying or preventing a change of control of us.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities.  The debt securities will be issued under an indenture between us and The Bank of New York Mellon, as trustee. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•
if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the inapplicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any material United States federal income tax consequences;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

Senior Debt

Senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of PepsiCo.

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all “senior indebtedness” of PepsiCo. The indenture defines “senior indebtedness” as obligations or indebtedness of, or guaranteed or assumed by, PepsiCo for borrowed money whether or not represented by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation. “Senior indebtedness” does not include nonrecourse obligations, the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness. See the indenture, section 13.03.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern PepsiCo or a substantial part of its property;

•
a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist; or

•
the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to section 5.02 of the indenture. This declaration must not have been rescinded and annulled as provided in the indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Events of Default

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, here are some examples of what we mean:

(1)	default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2)	default in paying principal, or premium, if any, on the debt securities when due;

(3)	default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4)
default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 51% in aggregate principal amount of the outstanding debt securities of the series;

(5)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to PepsiCo has occurred; or

(6)	any other Events of Default set forth in the prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (5) with respect to PepsiCo) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 51% in principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in clause (5) with respect to PepsiCo occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities) will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least 51% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the Trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent man would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a succession to the Trustee;

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add guarantors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount, or extend the fixed maturity, of the debt securities;

•	alter or waive the redemption provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities or any guarantor;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking of the debt securities of any series; or

•	release any guarantor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Covenants

Limitation of Liens Applicable to Senior Debt Securities

The indenture provides that with respect to senior debt securities, unless otherwise provided in a particular series of senior debt securities, we will not, and will not permit any of our restricted subsidiaries to, incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests

in) any of our restricted subsidiaries unless we or that first-mentioned restricted subsidiary secures or causes such restricted subsidiary to secure the senior debt securities (and any of its or such restricted subsidiary’s other debt, at its option or such restricted subsidiary’s option, as the case may be, not subordinate to the senior debt securities), equally and ratably with (or prior to) such secured debt, for as long as such secured debt will be so secured.

These restrictions will not, however, apply to debt secured by:

(1)	any liens existing prior to the issuance of such senior debt securities;

(2)	any lien on property of or shares of stock of (or other interests in) or debt of any entity existing at the time such entity becomes a restricted subsidiary;

(3)
any liens on property, shares of stock of (or other interests in) or debt of any entity (a) existing at the time of acquisition of such property or shares (or other interests) (including acquisition through merger or consolidation), (b) to secure the payment of all or any part of the purchase price of such property or shares (or other interests) or construction or improvement of such property or (c) to secure any debt incurred prior to, at the time of, or within 365 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or within 365 days after the acquisition of such shares (or other interests) for the purpose of financing all or any part of the purchase price of such shares (or other interests) or construction thereon;

(4)	any liens in favor of us or any of our restricted subsidiaries;

(5)	any liens in favor of, or required by contracts with, governmental entities; or

(6)	any extension, renewal, or refunding of liens referred to in any of the preceding clauses (1) through (5).

Notwithstanding the foregoing, we or any of our restricted subsidiaries may incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries if, after giving effect thereto, the aggregate amount of such debt does not exceed 15% of our consolidated net tangible assets.

The indenture does not restrict the transfer by us of a principal property to any of our unrestricted subsidiaries or our ability to change the designation of a subsidiary owning principal property from a restricted subsidiary to an unrestricted subsidiary and, if we were to do so, any such unrestricted subsidiary would not be restricted from incurring secured debt nor would we be required, upon such incurrence, to secure the debt securities equally and ratably with such secured debt.

Definitions. The following are definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.

“Consolidated net tangible assets” means the total amount of our assets and our restricted subsidiaries’ assets minus:

•	all applicable depreciation, amortization and other valuation reserves;

•	all current liabilities of ours and our restricted subsidiaries (excluding any intercompany liabilities); and

•
all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, all as set forth on our and our restricted subsidiaries’ latest consolidated balance sheets prepared in accordance with U.S. GAAP.

“Debt” means any indebtedness for borrowed money.

“Principal property” means any single manufacturing or processing plant, office building or warehouse owned or leased by us or any of our restricted subsidiaries other than a plant, warehouse, office building or portion thereof which, in the opinion of our Board of Directors, is not of material importance to the business conducted by us and our restricted subsidiaries taken as an entirety.

“Restricted subsidiary” means, at any time, any subsidiary which at the time is not an unrestricted subsidiary of ours.

“Subsidiary” means any entity, at least a majority of the outstanding voting stock of which shall at the time be owned, directly or indirectly, by us or by one or more of our subsidiaries, or both.

“Unrestricted subsidiary” means any subsidiary of ours (not at the time designated as our restricted subsidiary) (1) the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof, (2) substantially all the assets of which consist of the capital stock of one or more subsidiaries engaged in the operations referred to in the preceding clause (1), or (3) designated as an unrestricted subsidiary by our Board of Directors.

Consolidation, Merger or Sale of Assets

The indenture provides that we may consolidate or merge with or into, or convey or transfer all or substantially all of our assets to, any entity (including, without limitation, a limited partnership or a limited liability company); provided that:

•
we will be the surviving corporation or, if not, that the successor will be a corporation that is organized and validly existing under the laws of any state of the United States of America or the District of Columbia and will expressly assume by a supplemental indenture our obligations under the indenture and the debt securities;

•
immediately after giving effect to such transaction, no event of default, and no default or other event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing; and

•	we will have delivered to the trustee an opinion of counsel, stating that such consolidation, merger, conveyance or transfer complies with the indenture.

In the event of any such consolidation, merger, conveyance, transfer or lease, any such successor will succeed to and be substituted for us as obligor on the debt securities with the same effect as if it had been named in the indenture as obligor.

There are no other restrictive covenants contained in the indenture. The indenture does not contain any provision that will restrict us from entering into one or more additional indentures providing for the issuance of debt securities or warrants, or from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock, or from purchasing or redeeming our capital stock. The indenture does not contain any financial ratios or specified levels of net worth or liquidity to which we must adhere. In addition, the indenture does not contain any provision that would require us to repurchase, redeem, or otherwise modify the terms of any of the debt securities upon a change in control or other event involving us that may adversely affect our creditworthiness or the value of the debt securities.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, when:

•	either:

–	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

–
all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•
our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” above will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

–	money in an amount;

–
U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

–	a combination of money and U.S government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent registered public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•
in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel stating that, under then applicable Federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•
in the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•
no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•
the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•
the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•
we must have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Concerning our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and credit facilities with The Bank of New York Mellon, which serves as trustee under certain indentures related to other securities that we have issued or guaranteed.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•
the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants, and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of PepsiCo, the trustee, the warrant agents, the unit agents or any other agent of PepsiCo, agent of the trustee or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York, as to New York law, and by Womble Carlyle Sandridge & Rice, LLP, Research Triangle Park, North Carolina, as to North Carolina law.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of PepsiCo, Inc. as of December 25, 2010 and December 26, 2009, and for each of the fiscal years in the three-year period ended December 25, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 25, 2010, are incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

With respect to the unaudited interim financial information for the twelve weeks ended March 19, 2011 and March 20, 2010 and for the twelve and twenty-four weeks ended June 11, 2011 and June 12, 2010 and for the twelve and thirty-six weeks ended September 3, 2011 and September 4, 2010, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in our quarterly reports on Form 10-Q for the twelve weeks ended March 19, 2011, the twelve and twenty-four weeks ended June 11, 2011, and the twelve and thirty-six weeks ended September 3, 2011, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information.  Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the “Securities Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee	(1)
Printing	*
Legal fees and expenses	*
Trustee fees	*
Accounting fees and expenses	*
Miscellaneous	*
TOTAL	*
(1) Deferred in reliance upon Rule 456(b) and Rule 457(r). * Not presently determinable.

Item 15. Indemnification of Directors and Officers

PepsiCo, Inc. (“PepsiCo”) does not have any provisions for indemnification of directors or officers in its Amended and Restated Articles of Incorporation. Article III, Section 3.7 of the By-Laws, as amended effective July 14, 2011, provides that unless the Board of Directors shall determine otherwise, PepsiCo shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding (and any appeal therein), whether civil, criminal, administrative, investigative or arbitrative, by reason of the fact that such person, such person’s testator or intestate, is or was a director, officer or employee of PepsiCo, or is or was serving at the request of PepsiCo as a director, officer or employee of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. At the Board’s discretion, such indemnification may also include advances of a director’s, officer’s or employee’s expenses prior to final disposition of such action, suit or proceeding.

Section 55-2-02 of the North Carolina Business Corporation Act (the “North Carolina Act”) enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of directors arising out of an action whether by or in the right of the corporation or otherwise for monetary damages for breach of their duties as directors. No such provision is effective to eliminate or limit a director’s liability for: (1) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation; (2) improper distributions as described in Section 55-8-33 of the North Carolina Act; (3) any transaction from which the director derived an improper personal benefit; or (4) acts or omissions occurring prior to the date the exculpatory provision became effective. As noted above, PepsiCo’s Amended and Restated Articles of Incorporation do not contain a provision that eliminates or limits such personal liability.

Sections 55-8-50 through 55-8-58 of the North Carolina Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, because of the fact that such person was or is a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, employee or agent (1) conducted himself in good faith, (2) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (b) that in all other cases his conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by a majority vote of a quorum of the board of directors who are not parties to the proceeding in question, a duly designated committee of directors if a quorum of the full board cannot be established, special legal counsel selected by the board or duly designated committee of directors, or the shareholders (excluding shares owned or controlled by directors who are parties to the proceeding in question) in accordance with Section 55-8-55 of the North Carolina Act. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which a director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit in which a director was adjudged liable (whether or not involving action in his official capacity) on the basis of having received an improper personal benefit.

Sections 55-8-52 and 55-8-56 of the North Carolina Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was, or was threatened to be, made a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. Unless prohibited by the articles of incorporation, a director or officer also may make application for and obtain court-ordered indemnification if the court determines that such director or officer is (1) entitled to mandatory indemnification under Section 55-8-52, in which case the court will also order the corporation to pay the director’s or officer’s reasonable expenses incurred to obtain court-ordered indemnification, and (2) fairly and reasonably entitled to indemnification in view of all relevant circumstances, whether or not he met the standard of conduct set forth in Section 55-8-51 or was adjudged liable as described in Section 55-8-51.

In addition to, and notwithstanding the conditions of and limitations on, the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina Act permits a corporation to indemnify, or agree to indemnify, any of its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Consistent with the foregoing, PepsiCo has entered into indemnification agreements with each of its directors, pursuant to which PepsiCo has agreed to indemnify and hold harmless, to the full extent permitted by law, each director against any and all liabilities and assessments (including attorneys’ fees and other costs, expenses and obligations) arising out of or related to any threatened, pending or completed action, suit, proceeding, inquiry or investigation, whether civil, criminal, administrative, or other, including, but not limited to, judgments, fines, penalties and amounts paid in settlement (whether with or without court approval), and any interest, assessments, excise taxes or other charges paid or payable in connection with or in respect of any of the foregoing, incurred by the director and arising out of his status as a director or member of a committee of the Board of PepsiCo, or by reason of anything done or not done by the director in such capacities. After receipt of an appropriate request by a director, PepsiCo will also advance all expenses, costs and other obligations (including attorneys’ fees) arising out of or related to such matters. PepsiCo will not be liable for payment of any liability or expense incurred by a director on account of acts which, at the time taken, were known or believed by such director to be clearly in conflict with PepsiCo’s best interests.

Additionally, Section 55-8-57 of the North Carolina Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the North Carolina Act to indemnify that person. PepsiCo has purchased and maintains such insurance.

The form of underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of directors and officers of the registrant by the underwriters against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules

(a)  The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages.

Item 17. Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)  For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on October 13, 2011.

PepsiCo, Inc.

By:	/s/ Indra K. Nooyi
	Name:	Indra K. Nooyi
	Title:	Chairman of the Board and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Maura Abeln Smith and Cynthia A. Nastanski, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Indra K. Nooyi	Chairman of the Board and Chief Executive Officer	October 13, 2011
Indra K. Nooyi

/s/ Hugh F. Johnston	Chief Financial Officer	October 13, 2011
Hugh F. Johnston

/s/ Marie T. Gallagher	Senior Vice President and Controller (Principal Accounting Officer)	October 13, 2011
Marie T. Gallagher

/s/ Shona L. Brown	Director	October 13, 2011
Shona L. Brown

/s/ Ian M. Cook	Director	October 13, 2011
Ian M. Cook

/s/ Dina Dublon	Director	October 13, 2011
Dina Dublon

/s/ Victor J. Dzau	Director	October 13, 2011
Victor J. Dzau

Signature	Title	Date

/s/ Ray L. Hunt	Director	October 13, 2011
Ray L. Hunt

/s/ Alberto Ibargüen	Director	October 13, 2011
Alberto Ibargüen

/s/ Arthur C. Martinez	Director	October 13, 2011
Arthur C. Martinez

/s/ Sharon Percy Rockefeller	Director	October 13, 2011
Sharon Percy Rockefeller

/s/ James J. Schiro	Director	October 13, 2011
James J. Schiro

/s/ Lloyd G. Trotter	Director	October 13, 2011
Lloyd G. Trotter

/s/ Daniel Vasella	Director	October 13, 2011
Daniel Vasella

/s/ Alberto Weisser	Director	October 13, 2011
Alberto Weisser

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement (common stock and debt securities)
1.2	Form of Distribution Agreement (debt securities, warrants and units)
4.1	Amended and Restated Articles of Incorporation of PepsiCo, Inc., as of May 9, 2011 (incorporated herein by reference to exhibit 3.1 to PepsiCo, Inc.’s Current Report on Form 8-K filed on May 9, 2011)
4.2	By-laws of PepsiCo, Inc., as amended effective July 14, 2011 (incorporated herein by reference to exhibit 3.2 to PepsiCo, Inc.’s Current Report on Form 8-K filed on July 20, 2011)
4.3
Indenture dated as of May 21, 2007 between PepsiCo, Inc. and The Bank of New York, as Trustee (incorporated herein by reference to exhibit 4.3 to PepsiCo, Inc.’s Registration Statement on Form S-3 (File No. 333-154314) filed on October 15, 2008)

4.4
Form of Note (included in exhibit 4.3; forms for individual issuances of offered securities to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the offering of such offered securities)

4.5*	Form of Warrant Agreement
4.6*	Form of Unit Agreement
5.1	Opinion of Davis Polk & Wardwell LLP
5.2	Opinion of Womble Carlyle Sandridge & Rice, LLP
12.1
Statement regarding computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to exhibit 12 to PepsiCo, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 25, 2010 and Quarterly Reports on Form 10-Q for the twelve weeks ended March 19, 2011, twelve and twenty-four weeks ended June 11, 2011 and twelve and thirty-six weeks ended September 3, 2011)

15.1	Letter regarding unaudited interim financial information
23.1	Consent of KPMG LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in exhibit 5.1)
23.3	Consent of Womble Carlyle Sandridge & Rice, LLP (included in exhibit 5.2)
24.1	Power of Attorney (included on the signature page of this registration statement)
25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon (debt securities)
____________________
*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.